                                                                        Ex 10.18

THIS STOCK PURCHASE WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACTS OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER; PROVIDED, HOWEVER, WITHOUT SUCH A REGISTRATION STATEMENT BECOMING EFFECTIVE AND WITHOUT SUCH AN OPINION OF COUNSEL, PETRA CAPITAL LLC MAY ASSIGN THIS WARRANT TO PETRA SPECIAL PURPOSE, LLC, PETRA SPECIAL PURPOSE, LLC MAY COLLATERALLY ASSIGN AND PLEDGE THIS WARRANT TO ITS LENDERS TO SECURE INDEBTEDNESS OWED BY PETRA SPECIAL PURPOSE, LLC AND SUCH LENDERS MAY FORECLOSE ON THEIR PLEDGE OF, AND SUBSEQUENTLY ASSIGN, THIS WARRANT.

                             STOCK PURCHASE WARRANT

      This Warrant is issued as of this 26th day of March, 1998 by HEALTHGATE DATA CORP., a Delaware corporation (the "Company"), to PETRA CAPITAL, LLC, a Georgia limited liability company (Petra Capital, LLC and any subsequent assignee or transferee hereof are hereinafter referred to collectively as "Holder" or "Holders").

                                   AGREEMENT:


      1. Issuance of Warrant: Term.

            (a) For and in consideration of Petra Capital, LLC making a loan to the Company in an amount of Two Million and No/100 Dollars ($2,000,000.00) pursuant to the terms of a secured promissory note of even date herewith (together with any and all extensions, replacements and renewals thereof, the "Note") and related loan and security agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the

Company hereby grants to Holder the right to purchase 1,720 shares of the Company's common stock (the "Common Stock"), which the Company represents to equal 3.0% of the shares of Common Stock outstanding on the date hereof, calculated on a Fully Diluted Basis (as defined below).

            (b) In addition to the right to purchase shares of Common Stock granted under Section 1(a), the Company hereby grants to Holder the right to purchase 2,788 additional shares of Common Stock (the "Additional Warrants"), which the Company represents to equal 4.5% of the Common Stock outstanding on the date hereof, calculated on a Fully Diluted Basis (as defined below), on the terms and conditions set forth below:

                  (i) if on March 26, 2000, any indebtedness evidenced by the
            Note or any other obligation under the Loan Agreement is outstanding, the Holder shall have the right to purchase an additional 900 shares of Common Stock;

                  (ii) if on March 26, 2001, any indebtedness evidenced by the
            Note or any other obligation under the Loan Agreement is outstanding, the Holder shall have the right to purchase an additional 929 shares of Common Stock; and

                  (iii) if on March 26, 2002, any indebtedness evidenced by the
            Note or any other obligation under the Loan Agreement is outstanding, the Holder shall have the right to purchase an additional 959 shares of Common Stock;

            (c) In addition to the rights granted to Holder under subsection (a) and (b) of this Section 1, if the Note has not been paid in full as of December 31, 1998 and the Company's audited Sales (calculated in accordance with GAAP) for the fiscal year ended December 31, 1998 are less than $6,000,000, the Company hereby grants to Holder the right to purchase 579 additional shares of Common Stock, which the Company represents to equal 1.0% of the shares of Common Stock outstanding on the date hereof, calculated on a Fully Diluted Basis (as defined below).

            (d) As used in this Section 1, "Fully Diluted Basis" means, as of any date of determination, the shares of Common Stock outstanding on such date, together with all shares of Common Stock that would be outstanding on such date assuming the issuance of all shares of Common Stock issuable upon the issuance of all shares of Common Stock issuable upon the exercise, exchange or conversion of (i) any securities outstanding as of such date and convertible into or exchangeable for Common Stock (whether or not the rights to exchange or convert thereunder are immediately exercisable) (such convertible or exchangeable securities being herein called "Convertible Securities"), (ii) any rights outstanding as of such date to subscribe for or to purchase, or any warrants or options outstanding for the purchase of, Common Stock or Convertible Securities (whether or not immediately exercisable) (such rights, warrants or options being herein called "Option Securities") and (iii) any such Convertible Securities issued upon the exercise of such

Option Securities; provided, however, that whenever "Fully Diluted Basis" is used in connection with (A) the right granted to the Holder under subsection (a) of Section 1 of this Warrant, the calculation of Fully Diluted Basis shall be made after giving effect to such right but without giving effect to any rights granted to the Holder under subsections (b) and (c) of Section 1 of this Warrant, (B) the right granted to the Holder under subsection (b)(i) of Section 1 of this Warrant, the calculation of Fully Diluted Basis shall be made after giving effect to the rights granted to the Holder under subsections (a), (b)(i) and (c) of Section 1 of this Warrant, but without giving effect to the rights granted to the Holder under subsections (b)(ii) and (b)(iii) of Section 1 of this Warrant, (C) the right granted to the Holder under subsection (b)(ii) of
Section 1 of this Warrant, the calculation of Fully Diluted Basis shall be made after giving effect to the rights granted to the Holder under subsections (a),
(b)(i), (b)(ii) and (c) of Section 1 of this Warrant, but without giving effect to the rights granted to the Holder under subsection (b)(iii) of this Warrant,
(D) the right granted to the Holder under subsection (b)(iii) of Section 1 of this Warrant, the calculation of Fully Diluted Basis shall be made after giving effect to the rights granted to the Holder under subsections (a), (b)(i),
(b)(ii), (b)(iii) and (c) of Section 1 of this Warrant and (E) the right granted to the Holder under subsection (c) of Section 1 of this Warrant, the calculation of Fully Diluted Basis shall be made after giving effect to the rights granted to the Holder under subsection (a) of Section 1 of this Warrant, but without giving effect to the rights granted to the Holder under subsections (b)(i),
(b)(ii) and (b)(iii) of Section 1 of this Warrant. The Company represent and warrants that, as of the date of this Warrant the outstanding shares of Common Stock, calculated on a Fully Diluted Basis, are as set forth on Schedule 3.1(c) to the Loan Agreement.

            (e) The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." This Warrant shall be exercisable at any time and from time to time from the date hereof until ten
(10) years from the date hereof.

      2. Exercise Price. The exercise price per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be one cent ($.0l) (as adjusted from time to time pursuant to Section 5, the "Exercise Price").

      3. Exercise. (a) This Warrant may be exercised by the Holder hereof (but only on the conditions hereafter set forth) as to all or any increment or increments of one hundred (100) Shares (or the balance of the Shares if less than such number), upon delivery of written notice of intent to exercise to the Company at the following address: HealthGate Data Corp. 380 Pleasant Street, Malden, Massachusetts 02148, Attention: William S. Reece, or such other address as the Company shall designate in a written notice to the Holder hereof, together with this Warrant and payment to the Company of the aggregate Exercise Price of the Shares so purchased. The Exercise Price shall be payable, at the option of the Holder, (i) by certified or bank check, or (ii) by the surrender of the Note or portion thereof having an outstanding principal balance equal to the aggregate Exercise Price. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within fifteen (15) days thereafter, execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder. If this Warrant shall be exercised with respect to less than all of the Shares, the Holder shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant. The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any Shares upon exercise of this Warrant.

            (b) Cashless Exercise. In lieu of exercising this Warrant pursuant to Section 3(a) above, the Holder shall have the right to require the Company to convert any then existing rights to purchase Common Stock pursuant to this Warrant, in whole or in part and at any time or times into Shares (the "Conversion Right"), upon delivery of written notice of intent to convert to the Company at its address in Section 3(a) or such other address as the Company shall designate in a written notice to the Holder hereof, together with this Warrant. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price) that number of Shares which is equal to the quotient obtained by dividing (x) the value of the number of Shares with respect to which the Conversion Right is being exercised (determined by subtracting the aggregate Exercise Price for the Shares with respect to which the Conversion Right is being exercised from a number equal to the product of (i) the Fair Market Value per Share (as such term is defined in Section 5(b)) as at such time, multiplied by (ii) the number of Shares with respect to which the Conversion Right is being exercised), by (y) such Fair Market Value per Share. Any references in this Warrant to the "exercise" of this Warrant, and the use of the term exercise herein, shall be deemed to include (without limitation) any exercise of the Conversion Right.

      4. Covenants and Conditions. The above provisions are subject to the following:

            (a) Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended ("Securities Act") or any state securities laws ("Blue Sky Laws"). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws (the Company hereby acknowledges that King & Spalding is acceptable counsel). Transfer of Shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Shares shall, subject to Section 6 hereof, bear substantially the following legend:

            THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE

            TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACTS OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

The Holder hereof and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any shares of Common Stock issued upon exercise hereof with applicable federal and state securities laws.

            (b) The Company covenants and agrees that all Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes, liens, charges and preemptive rights, if any, with respect thereto or to the issuance thereof The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

            (c) The Company covenants and agrees that it will not issue any Option Securities or Convertible Securities (as such terms are defined in Section 5(c)) to any officer, director or holder of Common Stock, Option Securities or Convertible Securities; provided, however, that the Company may issue such Option Securities and Convertible Securities pursuant to which the maximum number of shares of Common Stock issuable do not exceed an additional 10% of the outstanding shares of Common Stock calculated on a Fully Diluted Basis as of the date hereof This Section 4(c) of this Warrant shall terminate upon the closing of an IPO (as defined herein).

      5. Adjustment of Exercise Price and Number of Shares Issuable. The Exercise Price and the number of Shares (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Section 5.

            (a) Common Stock Reorganization. If the Company shall (i) subdivide or consolidate its outstanding shares of Common Stock (or any class thereof) into a greater or smaller number of shares, (ii) pay a dividend or make a distribution on its Common Stock (or any class thereof) in shares of its capital stock, or (iii) issue by reclassification of its Common Stock (or any class thereof) any shares of its capital stock (any such event described in clauses
(i), (ii) or (iii) being called a "Common Stock Reorganization"), then the Exercise Price and the type of securities for which this Warrant is exercisable shall be adjusted immediately such that the Holder thereafter shall be entitled to receive upon exercise of this Warrant the aggregate number and type of securities that it would have received if this Warrant had been exercised immediately prior to such Common Stock Reorganization.

            (b) Common Stock Distribution. Except as otherwise provided in subsection (k) of this Section 5, if the Company shall issue, sell, distribute or otherwise grant any shares of Common Stock, other than pursuant to a Common Stock Reorganization (any such issuance, sale, distribution or grant being herein called a "Common Stock Distribution"), for a consideration per share less than the Fair Market Value per Share immediately prior to such Common Stock Distribution, then the Exercise Price shall be reduced to the price determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such Common Stock Distribution calculated on a Fully Diluted Basis plus
(B) the quotient obtained by dividing the aggregate consideration, if any, received by the Company upon such Common Stock Distribution by such Fair Market Value per Share, and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such Common Stock Distribution calculated on a Fully Diluted Basis. "Fair Market Value per Share" as of any time means the fair market value of the Company as of such time divided by the number of outstanding shares of Common Stock as of such time calculated on a Fully Diluted Basis.

            (c) Convertible Securities and Option Securities. Except as otherwise provided in subsection (k) of this Section 5, if the Company shall issue, sell, distribute or otherwise grant (including by assumption):

            (i) any stock or other securities convertible into or exchangeable for Common Stock, whether or not the rights to exchange or convert thereunder are immediately exercisable (such convertible or exchangeable stock or securities being herein called "Convertible Securities"), or

            (ii) any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or Convertible Securities, whether or not immediately exercisable (such rights, warrants or options being herein called "Option Securities"), and the lowest aggregate consideration per share for which Common Stock is issuable upon the exercise of such Convertible Securities or Option Securities (and, if applicable, upon conversion or exchange of Convertible Securities issuable upon exercise of Option Securities) shall be less than the Fair Market Value per Share at such time, then the Exercise Price shall be reduced to the price determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock then outstanding plus the number of shares issuable upon exercise of this Warrant plus (B) the quotient obtained by dividing the aggregate consideration, if any, received or receivable by the Company upon such issuance, sale, distribution or grant by such Fair Market Value per Share, and the denominator of which shall be the total number of shares of Common Stock then outstanding plus the number of shares issuable upon exercise of this Warrant plus the total maximum number of shares issuable upon exercise or conversion of such Convertible Securities or Option Securities and, in the case of Option Securities to acquire Convertible Securities, upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Option Securities. If any of such Convertible Securities or Option Securities shall have terminated, lapsed or expired prior to exercise, exchange or conversion, the Exercise Price then in effect shall forthwith be readjusted (effective only with respect to any exercise of Warrants after such readjustment) to the Exercise Price which would then be in effect had the adjustment not been made upon the issuance, sale, distribution or grant of such Convertible Securities or Option Securities.

            (d) Adjustment in Number of Shares. Upon each adjustment to the Exercise Price pursuant to subsections (a), (b) or (c) of this Section 5, this Warrant shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of Shares obtained by multiplying the number of Shares previously issuable upon exercise of this Warrant by a fraction the numerator of which is the Exercise Price prior to adjustment and the denominator of which is the adjusted Exercise Price.

            (e) Non-Cash Consideration. If any shares of Common Stock, Option Securities or Convertible Securities shall be issued, sold, distributed or granted for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair market value of such consideration. If any shares of Common Stock, Option Securities or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair market value of such portion of the assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Option Securities or Convertible Securities, as the case may be.

            (f) Capital Reorganizations. If there shall be any consolidation, merger or amalgamation of the Company with another person or entity or any acquisition of capital stock of the Company by means of a share exchange, other than a consolidation, merger or share exchange in which the Company is the continuing corporation or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety, or any reorganization or recapitalization of the Company (any such event being called a "Capital Reorganization"), then the Holder of this Warrant shall no longer have the right to purchase Common Stock, but shall have instead the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have owned or have been entitled to receive pursuant to such Capital Reorganization if this Warrant had been exercised immediately prior to the effective date of such Capital Reorganization. As a condition to effecting any Capital Reorganization, the Company or the successor or surviving corporation, as the case may be, shall assume by a supplemental agreement, reasonably satisfactory in form, scope and substance to the Holder (which shall be mailed or delivered to the Holder of this Warrant at the last address of such Holder appearing on the books of the Company) the obligation to deliver to such Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and all other obligations of the Company set forth in this Warrant.

            (g) Determination of Fair Market Value. Subject to the provisions set forth below, the fair market value of the Company or of any non-cash consideration received by the Company upon any Common Stock Distribution shall be determined in good faith by the Board of Directors of the Company. Upon each such determination, the Company shall promptly give notice thereof to the Holder, setting forth in reasonable detail the calculation of such fair market value and the method and basis of determination thereof (the "Company Determination"). If the Holder shall disagree with the Company Determination and shall, by notice to the Company given within thirty (30) days after the Company's notice of the Company Determination, elect to dispute the Company Determination, the Company shall, within thirty (30) days after such notice, engage an investment bank or other qualified appraisal firm acceptable to the Holder to make an independent determination of the fair market value of the Company or of any non-cash consideration received by the Company upon any Common Stock Distribution (the "Appraiser Determination"). The Appraiser Determination shall be final and binding on the Company and the Holder. The cost of the Appraiser Determination shall be borne by the Company; provided, however, that in the event the Company Determination is not less than ninety percent (90%) of the value of the Appraiser Determination, the cost of the Appraiser Determination shall be borne by the Holder. In determining the fair market value of the Company pursuant to this Section 5(g), neither the Board of Directors of the Company nor any appraiser shall take into account or otherwise make any discount in respect of (i) any restriction on the transfer of shares of Common Stock of the Company or this Warrant, (ii) any minority interest, (iii) any lack of liquidity of shares of Common Stock of the company or this Warrant due to the fact that there may be no public or private market for such shares or this Warrant, or (iv) the voting status of this Warrant or any share of Common Stock of the Company, whether under the articles of incorporation or bylaws of the Company, by agreement or otherwise.

            (h) Adjustment Rules. Any adjustments pursuant to this Section 5 shall be made successively whenever an event referred to herein shall occur. No adjustment shall be made pursuant to this Section 5 in respect of the issuance from time to time of shares of Common Stock upon the exercise of this Warrant or upon the exercise or conversion of any other Option Securities or Convertible Securities.

            (i) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 5, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock which the Holder of this Warrant is entitled to receive upon exercise thereof.

            (j) Notice of Adjustment. Not less than 10 days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Section 5, the Company shall give notice to the Holder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation thereof If the required adjustment is not determinable at the time of such notice, the Company shall give notice to the Holder of such adjustment and computation promptly after such adjustment becomes determinable.

            (k) Below Fair Market Value Distributions or Sales. Notwithstanding anything contained in this Warrant to the contrary, the Company may make a Common Stock Distribution to employees, Directors, or consultants of the Company, or may issue, sell, distribute or otherwise grant Convertible Securities or Option Securities to employees, Directors, or consultants of the Company, for a consideration per share less than the Fair Market Value per Share without an adjustment to the Exercise Price or the number of Shares provided the maximum number of shares of Common Stock issuable pursuant to this Section (k) do not exceed an additional 7.5% of the outstanding shares of Common Stock calculated on a Fully Diluted Basis as of the date hereof provided, further, however, that the consideration per share is not less than $100.00. No adjustment pursuant to Sections 5(b) or 5(c) shall be made to the Exercise Price or the number of Shares issuable hereunder in connection with or following an IPO (as defined herein).

                  6. Transfer of Warrant. Subject to the provisions of Section 4 hereof, this Warrant may be transferred, in whole or in part, to any person or business entity, by presentation of the Warrant to the Company with written instructions for such transfer. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions. The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of Warrants under this Section.

      7. Warrant Holder Not Shareholder: Rights Offering: Preemptive Rights. Except as otherwise provided herein, this Warrant does not confer upon the Holder, as such, any right whatsoever as a shareholder of the Company. Notwithstanding the foregoing, if the Company should offer to all of the Company's shareholders the right to purchase any securities of the Company, then all shares of Common Stock that are subject to this Warrant shall be deemed to be outstanding and owned by the Holder and the Holder shall be entitled to participate in such offer. The Company shall not grant any preemptive rights with respect to any of its capital stock if such preemptive rights are exercisable upon exercise of this Warrant.

      8. Observation Rights: Interim Dividends.

            (a) Observation Rights. The Holder of this Warrant shall receive notice of and be entitled to attend or may send a representative to attend all meetings of the Company's Board of Directors in a non-voting observation capacity and shall receive a copy of all correspondence and information delivered to the Company's Board of Directors, from the date hereof until such time as the indebtedness evidenced by the Note has been paid in full. To the extent that the Holder of this

Warrant elects to attend or have a representative attend any meeting of the Company's Board of Directors, the Holder agrees to abide by all written rules and policies of the Company regarding confidential information to the extent such rules and policies are generally applicable to the directors of the Company and the Company has given such Holder notice of and a copy of such rules and policies.

            (b) Interim Dividends. If the Company pays a dividend or makes a distribution to the holders of its capital stock of any securities (other than capital stock) or property (including cash and securities of other companies) of the Company, or any rights, options or warrants to purchase securities (other than capital stock) or property (including securities of other companies) of the Company, then, simultaneously with the payment of such dividend or the making of such distribution, and as a condition precedent to its right to do so, it will pay or distribute to the Holder of this Warrant an amount of property (including without limitation cash) and/or securities (including without limitation securities of other companies) of the Company as would have been received by such Holder had it exercised this Warrant and received all of the Shares of Common Stock issuable upon the exercise of this Warrant immediately prior to the record date (or other applicable date) used for determining stockholders of the Company entitled to receive such dividend or distribution. Anything in Section 5 to the contrary notwithstanding, no adjustment to the Exercise Price shall be made for any distribution of Convertible Securities of the Company to the Holder pursuant to the provisions of this Section 8.

      9. Financial Statements and Reports. Unless the Company is otherwise furnishing such information to the Holder hereof, from the date hereof until the earlier to occur of (i) the exercise in full of this Warrant or (ii) its termination, the Company shall deliver to the Holder the following financial information:

            (a) within ninety (90) days after the end of each fiscal year of Company, (A) audited consolidated financial statements of Company, including a balance sheet as of the close of such fiscal year, an income statement, statements of changes in stockholders equity, and of cash flows for such fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied, and with the report thereon of independent public accountants acceptable to the Holder, and (B) unaudited consolidating financial statements, including a balance sheet as of the close of such fiscal year, an income statement, statements of changes in stockholders' equity, and of cash flows for such fiscal year;

            (b) within thirty (30) days after the end of each calendar month, a consolidated balance sheet of Company as of the close of such month and consolidated statements of earnings and retained earnings of Company for such month and for the prior months of the current fiscal year (on a year to date basis), each compared to the same period in the previous fiscal year, all in reasonable detail, and unaudited but prepared on the basis of generally accepted accounting principles consistently applied (except for the absence of footnotes and subject to year-end adjustments), together with a report of Company's management with respect to such financial statements; and

            (c) with reasonable promptness, such other financial data as the Holder may reasonably request.

      10. Registration.

            (a) The Company and the Holder shall enter into a Registration Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Registration Agreement") substantially similar to the registration agreement between the Company and the holders of the Company's preferred stock.

            (b) After the date hereof, the Company shall not grant to any holder of securities of the Company any registration rights which have a priority greater than or equal to those granted to Holder(s) pursuant to this Warrant without the prior written consent of the Holder(s).

      11. Certain Notices. In case at any time the Company shall propose to:

            (a) declare any cash dividend upon its Common Stock;

            (b) declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

            (c) offer for subscription to the holders of any of its Common Stock any additional shares of stock in any class or other rights;

            (d) reorganize, or reclassify the capital stock of the Company, or consolidate, merge or otherwise combine with, or sell all or substantially all of its assets to, another corporation; or

            (e) voluntarily or involuntarily dissolve, liquidate or wind up of the affairs of the Company;

then, in any one or more of said cases, the Company shall give to the Holder, by certified or registered mail, (i) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription fights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Any notice required by clause (i) shall also specify, in the case of any such dividend, distribution or subscription fights, the date on which the holders of Common Stock shall be entitled thereto, and any notice required by clause (ii) shall specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

      12. Co-Sale Rights.

            (a) Co-Sale Right. None of the shareholders of the Company on the date hereof, as set forth on Annex A hereto (each a "Selling Shareholder") shall enter into any transaction that would result in the sale by it of any Common Stock now or hereafter owned by it, unless prior to such sale the Selling Shareholder shall give notice to the Holder of its intention to effect such sale in order that Holder may exercise its rights under this Section 12 as hereinafter described. Such notice shall set forth (i) the number of shares to be sold by the Selling Shareholder, (ii) the principal terms of the sale, including the price at which the shares are intended to be sold, and (iii) an offer by the Selling Shareholder to cause to be included with the shares to be sold by it in the sale, on a share-by-share basis and on the same terms and conditions, the Shares issuable or issued to the Holder pursuant to this Warrant.

            (b) Rejection of Co-Sale Offer. If Holder has not accepted such offer in writing within a period often (10) days from the date of receipt of the notice specified in subsection (a) of this Section, then the Selling Shareholder shall thereafter be free for a period of ninety (90) days to sell the number of shares specified in such notice, at a price no greater than the price set forth in such notice and on otherwise no more favorable terms to the Selling Shareholder than as set forth in such notice, without any further obligation to Holder in connection with such sale. In the event that the Selling Shareholder fails to consummate such sale within such ninety-day period, the shares specified in such notice shall continue to be subject to this Section.

            (c) Acceptance of Co-Sale Offer. If the Holder accepts such offer in writing within a period often (10) days from the date of receipt of the notice specified in subsection (a) of this Section, such acceptance shall be irrevocable unless the Selling Shareholder shall be unable to cause to be included in his sale the number of Shares of stock held by the Holder and set forth in the written acceptance. In that event, the Selling Shareholder and the Holder shall participate in the sale on the basis of the Selling Shareholder and the Holder each selling half the total number of such shares to be sold in the sale.

            (d) In no event shall this Section 12 apply to transfers of shares to a Selling Shareholder's spouse, children or parents or any trusts in which Selling Shareholder or any of the foregoing persons is a beneficiary.

            (e) Selling Shareholder's obligations under this Section 12 shall terminate upon the Company's consummation of an initial public offering of Common Stock pursuant to a firm commitment underwriting (an "IPO").

      IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.


                              HEALTHGATE DATA CORP.
                              a Delaware corporation


                              By: /s/ William S. Reece
                                  ----------------------------------------------
                                  Name: William S. Reece
                                  Title: President & Chief Executive Officer


                              Attest: /s/ Stephen M. Kane
                                      ------------------------------------------
                                      Name: Stephen M. Kane
                                            ------------------------------------
                                      Title: Asst. Sec
                                             -----------------------------------


                              PETRA CAPITAL, LLC, a Georgia limited
                              liability company

                              By: Petra Capital Management, LLC,
                                   Manager


                                  By:
                                     -------------------------------------------
                                     Robert G. Shuler
                                     Member


            [SIGNATURE PAGE TO STOCK PURCHASE WARRANT]

      IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.


                              HEALTHGATE DATA CORP.
                              a Delaware corporation


                              By:
                                 -----------------------------------------------
                                 Name: William S. Reece
                                 Title: President & Chief Executive Officer


                              Attest:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


                              PETRA CAPITAL, LLC, a Georgia limited
                              liability company

                              By: Petra Capital Management, LLC,
                                   Manager


                                  By: /s/ Robert G. Shuler
                                      ------------------------------------------
                                      Robert G. Shuler
                                      Member


            [SIGNATURE PAGE TO STOCK PURCHASE WARRANT]

                                     ANNEX A

      Section 12 of this Warrant is hereby acknowledged and agreed to by the undersigned shareholders of the Company as of the date first above written.


/s/ William S. Reece
------------------------------------
William S. Reece


William S. Reece
------------------------------------
Name:


------------------------------------
Name: